Exhibit 3.83

State of Delaware Secretary of State Division of Corporations Delivered 02:15 PM 10/17/2007 FILED 02:15 PM 10/17/2007 SRV 071125752 - 4442354 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Sunbury Hospital Company, LLC.

•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington (New Castle County). The name of its Registered agent at such address is Corporation Service Company.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Sunbury Hospital Company, LLC this 17 day of October, 2007.

BY:	/s/ Robin J. Keck
Authorized Person(s)

NAME:	Robin J. Keck, Organizer
Type or Print

State of Delaware Secretary of State Division of Corporations Delivered 10:21 AM 12/28/2007 FILED 10:01 AM 12/28/2007 SRV 071369619 - 4442354 FILE

CERTIFICATE OF MERGER

MERGING

SUNBURY HOSPITAL CORPORATION

WITH AND INTO

SUNBURY HOSPITAL COMPANY, LLC

The undersigned limited liability company, formed and existing under and by virtue of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., does hereby certify that:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities in the merger are as follows:

Name	Jurisdiction of Formation or Organization
Sunbury Hospital Corporation	Pennsylvania
Sunbury Hospital Company, LLC	Delaware

SECOND: An Agreement and Plan of Merger between the parties to the merger has been approved and executed by each of the constituent entities in accordance with the requirements of applicable law.

THIRD: The name of the surviving limited liability company is Sunbury Hospital Company, LLC.

FOURTH: This Certificate of Merger, and the merger referenced herein, shall be effective as of 11:59 p.m. on December 31, 2007.

FIFTH: The executed Agreement and Plan of Merger is on file at a place of business of the surviving limited liability company. The address of such place of business of the surviving limited liability company is 4000 Meridian Blvd., Franklin, TN 37067.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any stockholder or member of, or any other person holding an interest in, either of the constituent entities in the merger.

[Signature Page Follows]

IN WITNESS WHEREOF, the surviving limited liability company has caused this Certificate of Merger to be duly executed in its name this 27th day of December, 2007.

SUNBURY HOSPITAL COMPANY, LLC

By:	/s/ Rachel A. Seifert
Name: Rachel A. Seifert
Title: Senior Vice President and Secretary Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is                     SUNBURY HOSPITAL COMPANY, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street                     (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is                     THE CORPORATION TRUST COMPANY.

By:	/s/ Natalie Pickens
Authorized Person

Name:	Natalie Pickens, Manager
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 09:35 AM 12/12/2016 FILED 09:35 AM 12/12/2016 SR 20167015609 - File Number 4442354